Exhibit 99.1

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

ITEM 12.           Security Ownership of Certain Beneficial Owners

As of December 31, 2002, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL HOLDERS	AMOUNT OF BENEFICIAL OWNERSHIP (ORIGINAL PRINCIPAL)	% CLASS
Class A2*	Bank of New York One Wall Street New York, NY 10286	$38,015,000	11.95%

	Boston Safe Deposit and Trust Company Mellon Trust 525 William Penn Place, Suite 3148 Pittsburgh, PA 15259	$41,945,000	13.19%

	Deutsche Bank Trust Company Americas 648 Grassmere Park Road Nashville, TN 37211	$44,750,000	14.07%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$92,705,000	5.15%

	Northern Trust Company 801 S. Canal Street Chicago, IL 60607	$19,495,000	6.13%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$29,540,000	9.29%

Class A3*	Bank of New York One Wall Street New York, NY 10286	$63,237,000	15.98%

	Boston Safe Deposit and Trust Company Mellon Trust 525 William Penn Place, Suite 3148 Pittsburgh, PA 15259	$20,950,000	5.29%

	Citibank, N.A. 3800 Citibank Center Tampa, FL 33610	$23,390,000	5.91%

	Deutsche Bank Trust Company Americas 648 Grassmere Park Road Nashville, TN 37211	$32,200,000	8.14%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$99,715,000	25.19%

	Northern Trust Company 801 S. Canal Street, 30th Floor Chicago, IL 60607	$26,200,000	6.62%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$76,475,000	19.32%

Class B*	Deutsche Bank Trust Company Americas 648 Grassmere Park Road Nashville, TN 37211	$4,920,000	6.28%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$63,907,000	81.59%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$8,000,000	10.21%

Class C*	Bank of New York One Wall Street New York, NY 10286	$21,425,000	29.84%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$39,036,000	54.37%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$5,600,000	7.80%

Class D*	Bank of New York One Wall Street New York, NY 10286	$13,520,000	18.83%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, Texas 75254	$30,745,000	42.82%

	Salomon Smith Barney Inc./Salomon Brothers 333 W. 34th Street, Third Floor New York, NY 10001	$8,875,000	12.36%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$4,180,000	5.82%

Class E*	LaSalle Bank National Association 135 S. LaSalle Street Chicago, IL 60603	$7,732,000	39.49%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$6,000,000	30.64%

	Wachovia Securities, Inc. 8739 Research Drive Charlotte, NC 28262	$5,725,000	29.24%

Class F	Cede & Co 55 Water Street New York, New York 10041	$71,800,000	100%

Class G	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,813	100%

Class H	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,108,964	100%

Class IO*	Bank of New York One Wall Street New York, NY 10286	$120,000,000	9.19%

	Citibank, N.A. 3800 Citibank Center B3-15 Tampa, Florida 33610	$266,000,000	20.38%

	JP Morgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$165,000,000	12.64%

	LBI-Lehman Government Securities Inc. (LBI) 101 Hudson Street 30th Floor Jersey City, NJ 07302	$98,500,000	7.55%

	Salmon Smith Barney Inc./Salmon Brothers 333 w. 34th Street 3rd Floor New York, NY 10001	$330,755,224	25.34%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$76,401,000	5.85%

	Wachovia Securities, Inc. 8739 Research Drive Charlotte, NC 28262	$203,030,000	15.55%

Class J	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,483	100%

Class K	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,208,964	100%

*As of December 31, 2002, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to “Cede & Co.”, the Depository Trust Company’s nominee.  The beneficial ownership of such class disclosed herein is based on a security positions listing of The Depository Trust Company as of December 31, 2002.